Exhibit 1.1

suzano netherlands b.v.

Debt Securities

Guaranteed by Suzano S.A.

UNDERWRITING AGREEMENT
BASIC PROVISIONS

September 3, 2025

To the Underwriters named

in the Terms Agreement supplemental hereto

Ladies and Gentlemen:

Suzano Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, having its registered office at Spaces Zuidas I, Office 4.10, Barbara Strozzilaan 201, 1083 HN Amsterdam, the Netherlands, and registered with the trade register of the Dutch chamber of commerce under number 92243207 (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time certain of its debt securities specified in the Terms Agreement described below. The debt securities will be irrevocably and unconditionally guaranteed (the “Guarantee”) as to payment of principal, premium (if any) and interest by Suzano S.A., a company organized under the laws of Brazil, as guarantor (the “Guarantor”). Unless otherwise specified in the Terms Agreement, such debt securities will be issued under an indenture dated on or about September 10, 2025, as supplemented by a first supplemental indenture dated on or about September 10, 2025 (the “Indenture”), entered into by and among the Company, the Guarantor and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), registrar, paying agent and transfer agent. Such debt securities may have varying designations, denominations, currencies, interest rates and payment dates, maturities, redemption provisions and selling prices.

Whenever the Company and the Guarantor determine to make an offering of debt securities through one or more investment banking firms, they will enter into a terms agreement (the “Terms Agreement”) with such firm or firms named therein providing for the sale of the specific series of debt securities to be issued and sold by the Company pursuant thereto (the “Debt Securities”), and the purchase and offering thereof by such Underwriters. The Debt Securities and the Guarantee are referred to herein collectively as the “Securities.” The Terms Agreement shall be substantially in the form of Exhibit A hereto with such additional terms as may be agreed among the Company, the Guarantor and the Underwriters and shall incorporate by reference the basic provisions set forth herein.

The following terms are used herein as defined below:

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus and any amendments thereto relating to the Securities contained in the Registration Statement at the Execution Time.

“Closing Date” shall have the meaning set forth in Section 3 hereof.

“Commission” shall mean the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument the United States Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses (as defined herein), if any, identified in Schedule II to the Terms Agreement, including any final term sheet prepared and filed pursuant to Section 4(d) hereto, and (iv) any other Free Writing Prospectus that the parties to the Terms Agreement shall expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, or any post-effective amendment or amendments thereto, became or become effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the time specified in the Terms Agreement.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Final Term Sheet” shall mean the final term sheet attached as Schedule III to the Terms Agreement.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus, which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in the first sentence of Section 1(a), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B under the Act, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall mean the registration statement so amended.

“Subsidiary” shall mean with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which more than 50.0% of the outstanding voting shares is owned, directly or indirectly, by such person and one or more Subsidiaries of such person (or a combination thereof).

“Transaction Documents” means the Agreement (as defined below), the Indenture, the Terms Agreement and any other agreements specified in the related Terms Agreement.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed (except as provided in Section 9.05); provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Underwriter Information” shall mean, with respect to any document, statements in or omissions from such document based upon information furnished to the Company or the Guarantor in writing by or on behalf of any Underwriter through the Representatives specifically for use in such document, as identified in the relevant Terms Agreement.

Unless the context otherwise requires, as used herein, (a) the term “Agreement” shall refer to the Terms Agreement duly executed by the parties thereto applicable to a specific offering and incorporating the basic provisions set forth herein; (b) the term “Underwriter” or “Underwriters” shall refer to the one or more investment banking firms which are parties to the Agreement; and (c) “you” or “your” or the “Representatives” shall refer to any manager or managers of an underwriting syndicate specified in the Terms Agreement, or, if none is or are so named, to the Underwriter or Underwriters. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed with or furnished to the Commission under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing or furnishing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus that is incorporated therein by reference.

SECTION 1          Representations and Warranties. Each of the Company and the Guarantor, jointly and severally, represents and warrants to each Underwriter, as of the date of the Agreement, as follows:

(a)         Shelf Registration Statement. The Company and the Guarantor have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 under the Act (the file number of which is set forth in the Terms Agreement) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission. The Company and the Guarantor may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company and the Guarantor will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)         Substance of Registration Statement. On the applicable Effective Date, the Registration Statement complied, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will comply, in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act. On the applicable Effective Date and at the Execution Time and the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act. On the date of any filing pursuant to Rule 424(b), each Preliminary Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither the Company nor the Guarantor makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) any Underwriter Information.

(c)         Compliance with Act and Exchange Act. The documents incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement or the Disclosure Package after the date of the Agreement, when such documents are filed with or furnished to the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and when read together with the other information included or incorporated in the Registration Statement, the Disclosure Package or the Final Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)         Disclosure Package. At the Execution Time and the Closing Date, the Disclosure Package does not and will not, respectively, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantor makes any representation and warranty with respect to Underwriter Information.

(e)         Issuer. Each of the Company and the Guarantor meets the requirements for use of Form F-3 under the Act. Each of the Company and the Guarantor was (i) at the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or the Guarantor or any person acting on its or their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and is a “well-known seasoned issuer” and was not, and is not, an “ineligible issuer” (in each case as defined in Rule 405 under the Act) at any “determination date” under Rule 164 under the Act or Rule 405 under the Act that is relevant to the offering of the Securities.

(f)          No Objection. Neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) objecting to its use of the automatic shelf registration statement form.

(g)         No Conflicts. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided that neither the Company nor the Guarantor makes any representation or warranty with respect to Underwriter Information, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Execution Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantor makes any representation or warranty with respect to Underwriter Information.

(h)         XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(i)          Organization and Good Standing. Each of the Company, the Guarantor and their respective Subsidiaries has been duly organized and/or incorporated, is validly existing and is in good standing (to the extent the concept of good standing is recognized in the respective jurisdiction) as a private company with limited liability incorporated under the laws of the Netherlands, in the case of the Company, and as a corporation (sociedade por ações) under the laws of Brazil, in the case of the Guarantor, and under the laws of the jurisdiction of its incorporation or organization in the case of the Guarantor’s Subsidiaries. Each of the Company and the Guarantor and their respective Subsidiaries is duly qualified to do business and is in good standing (to the extent the concept of good standing is recognized in the respective jurisdiction) in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing (to the extent the concept of good standing is recognized in the respective jurisdiction) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company or the Guarantor and their respective Subsidiaries taken as a whole or on the performance by the Company, the Guarantor and their respective Subsidiaries of their respective obligations under this Agreement, the Securities, the Indenture and the Guarantee (a “Material Adverse Effect”).

(j)          Capitalization. The Guarantor has the capitalization as set forth in each of the Disclosure Package and the Final Prospectus under the heading “Capitalization,” and all the outstanding shares of capital stock or other equity interests of each significant Subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign Subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)         Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Final Prospectus.

(l)          Legal Proceedings. Except as described in the Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, suits, arbitrations, or proceedings (“Actions”) pending to which the Company, the Guarantor or any of their respective Subsidiaries is or may be a party or to which any property of the Company, the Guarantor or any of their respective Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, the Guarantor or any of their respective Subsidiaries, could reasonably be expected to have a Material Adverse Effect or could materially and adversely affect the ability of the Company or the Guarantor to perform their obligations under the Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby; and no such Actions are threatened or, to the knowledge of the Company and the Guarantor, contemplated by any governmental or regulatory authority or by others.

(m)        Due Authorization. The Company and the Guarantor have full right, power and authority to execute and deliver the Agreement, the Securities, the Indenture and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(n)         The Indenture. The Indenture (including the respective Guarantee set forth therein) has been duly authorized, executed and delivered, by each of the Company and the Guarantor and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument of each of the Company and the Guarantor enforceable against each of the Company and the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, or, in particular between the United States and the Netherlands, by the absence of treaties providing for reciprocal recognition and enforcement of judgments in civil and commercial matters (collectively referred to as the “Enforceability Exceptions”)); the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Agreement, will constitute legal, valid and binding obligations of the Company and the Guarantor, as applicable, entitled to the benefits of the Indenture, subject to the Enforceability Exceptions; and the Indenture has been duly qualified under the Trust Indenture Act.

(o)         The Securities and the Guarantee. The Securities have been duly authorized by the Company and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)         Description of the Indenture and Securities. The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(q)         No Violation or Default. Neither the Company, the Guarantor nor any of their respective Subsidiaries is (i) in violation of their memorandum and/or articles of association (as applicable), charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in the Indenture or any other indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of their respective Subsidiaries is a party or by which the Company, the Guarantor or any of their respective Subsidiaries is bound or to which any property or asset of the Company, the Guarantor or any of their respective Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)         No Conflicts. The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the use of proceeds thereof, and the issuance of the Guarantee and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company, the Guarantor or any of their respective Subsidiaries pursuant to, the Indenture or any mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of their respective Subsidiaries is a party or by which the Company, the Guarantor or any of their respective Subsidiaries is bound or to which any of the property, right or asset of the Company, the Guarantor or any of their respective Subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum and articles of association (as applicable), charter or bylaws or similar organizational documents of the Company, the Guarantor or any of their respective Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, and without limiting the generality of the foregoing, in the Netherlands, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)         No Consents Required. No consent, approval, authorization, filing, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority or agency or body is required in connection with the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantee and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained under the Act and the Trust Indenture Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus and such as may be set forth in the Terms Agreement, including, in particular, as applicable, the filing of such minutes of corporate resolutions of the Guarantor in the applicable board of trade (Junta Comercial), the publication of such minutes in the applicable local newspaper and the filing of such publication in the applicable board of trade (Junta Comercial), pursuant to Law No. 6,404, dated December 15, 1976, as amended.

(t)          Consolidated Financial Statements. The consolidated financial statements and the unaudited condensed consolidated interim financial information of the Guarantor incorporated by reference in the Base Prospectus, Preliminary Prospectus, Disclosure Package, Final Prospectus and the Registration Statement present fairly, in all material respects, the consolidated financial condition of the Guarantor as of the dates indicated and its consolidated financial performance and its cash flows for the periods specified. The consolidated financial statements of the Guarantor (i) were prepared in compliance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”), applied on a consistent basis throughout the periods covered thereby and (ii) comply as to form with the applicable accounting requirements of the Act and the unaudited condensed consolidated interim financial information of the Guarantor (i) were prepared in compliance with the international accounting standard IAS 34 Interim Financial Reporting issued by the International Accounting Standards Board (“IASB”) and (ii) comply as to form with the applicable accounting requirements of the Act.

(u)         Accounting Controls. The Guarantor maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the rules and regulations of the Commission, the audited principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the PCAOB (as defined below), the IASB and, as applicable, the rules (the “Exchange Rules”) of the New York Stock Exchange (collectively, the “Securities Laws”) and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS Accounting Standards and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Guarantor’s most recent fiscal year, there has been (i) no material weakness or significant deficiencies in the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting

(v)         Insurance. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the Company, the Guarantor and each of their respective significant Subsidiaries have insurance (including self-insurance) covering their respective material properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the reasonable judgment of the Guarantor, adequate to protect the Company, the Guarantor and each of their respective Subsidiaries and their respective businesses except when the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company, the Guarantor nor any of their respective significant Subsidiaries have (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not have a Material Adverse Effect.

(w)         Disclosure Controls. The Guarantor and its Subsidiaries have established and maintain effective disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) and has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Guarantor in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms, and that it is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure.

(x)         Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, the Guarantor or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b) and (c) of the Code (and Sections 414 (c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) solely for purposes of Section 302 of ERISA and Section 412 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company, the Guarantor and their respective Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its Subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(y)         Investment Company Act. Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Disclosure Package and the Final Prospectus, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)         Underwriting Agreement. The Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(aa)       Absence of Taxes in Brazil. Except as described in the Disclosure Package and the Final Prospectus, payments made by the Company to holders under the Securities and the Indenture and by the Company to the Underwriters under the Agreement will not be subject under the current laws of Brazil or any of its political subdivisions to any withholding or similar charges for or on account of taxation.

(bb)       Absence of Taxes in the Netherlands. Except as described in the Disclosure Package and the Final Prospectus, payments made by the Company to holders under the Securities and the Indenture and by the Company to the Underwriters under the Agreement will not be subject under the current laws of the Netherlands or any of its political subdivisions to any withholding or similar charges for or on account of taxation with the exception of any withholding taxes that may be due as a result of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

(cc)       Independent Accountant. PricewaterhouseCoopers Auditores Independentes Ltda. (“PwC”), has (i) performed the procedures specified by the PCAOB19 for a review of interim financial information as described in AS 4105, Reviews of Interim Financial Information, on the unaudited condensed consolidated interim financial information of the Guarantor for the three and six month periods ended June 30, 2025 and 2024 as incorporated by reference in the Registration Statement; and (ii) audited the consolidated financial statements of the Guarantor as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2024 of the Guarantor incorporated by reference to the Guarantor’s 2024 Form 20-F for the year ended December 31, 2024, is an independent registered public accounting firm with respect to the Guarantor and its consolidated subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(dd)      No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, (a) there has not been (1) any change in the capital stock or long-term debt of the Company, the Guarantor or any of their respective Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Guarantor, or any of their respective Subsidiaries on any class of capital stock, or (2) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company, the Guarantor or any of their respective Subsidiaries, taken as a whole; (b) neither the Company, the Guarantor nor any of the Guarantor’s Subsidiaries has entered into any transaction or agreement that is material to the Company, the Guarantor or any of their respective Subsidiaries, taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, the Guarantor or any of their respective Subsidiaries, taken as a whole, except for, in case of the Company, the issue of the Securities as provided for in this Agreement; and (c) neither the Company, the Guarantor nor any of their respective Subsidiaries has sustained any material loss or interference with its business (1) from fire, explosion, flood or other calamity, whether or not covered by insurance or (2) from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority material to the Guarantor and its Subsidiaries taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(ee)       No Labor Disputes. Other than as set forth or contemplated in the Disclosure Package and the Final Prospectus under “8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal Proceedings—Labor Proceedings” or the financial statements and related notes thereto or as would not reasonably be expected to have a Material Adverse Effect, there are no labor disturbances by or disputes with employees of the Company, the Guarantor or any of their respective Subsidiaries exists or, to the knowledge of the Company or the Guarantor or any of their respective Subsidiaries, is contemplated or threatened. No illegal labor practice complaint relating to any illegal labor practice in respect of slavery or forced labor, prostitution or child labor, as defined under Brazilian law pending, threatened or, to the knowledge of the Company and the Guarantor, contemplated against the Issuer or the Guarantor.

(ff)        Licenses and Permits. Except as described in the Disclosure Package and the Final Prospectus under “8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal Proceedings—Civil and Environmental Proceedings—Environmental Matters” or the financial statements and related notes thereto, the Company, the Guarantor and their respective Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Disclosure Package and the Final Prospectus under “8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal Proceedings—Civil and Environmental Proceedings—Environmental Matters” or the financial statements and related notes thereto, neither the Company, the Guarantor nor any of their respective Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, which such revocations, modifications or non-renewals would reasonably be expected to have a Material Adverse Effect.

(gg)      Taxes. The Company, the Guarantor and each of their respective Subsidiaries have paid, or have caused to be paid on their behalf, all federal, state, local and foreign taxes and filed, or have caused to be filed on their behalf, all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Disclosure Package and the Final Prospectus under the headings “8. Financial Information—A. Consolidated Statements and Other Financial Information—Tax Proceedings” and “Certain Tax Considerations” or the financial statements and related notes thereto, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, the Guarantor or any of their respective Subsidiaries or any of their respective properties or assets (except for such taxes that are not yet delinquent or that are being contested in good faith and through proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles); except, in each such case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh)      No Restrictions on Subsidiaries. No significant Subsidiary of the Company or the Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or the Guarantor, from making any other distribution on such significant Subsidiary’s capital stock or similar ownership interest, from repaying to the Company or the Guarantor any loans or advances to such significant Subsidiary from the Company or the Guarantor or from transferring any of such Subsidiary’s properties or assets to the Company or the Guarantor or any other of their Subsidiaries.

(ii)         Title to Real and Personal Property. The Company, the Guarantor and each of their respective Subsidiaries have good and marketable title in fee simple, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, the Guarantor and each of their respective Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (a) do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantor or any of their respective Subsidiaries or (b) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(jj)         Intellectual Property. (i) The Company, the Guarantor and each of their respective Subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except for failures that could not reasonably be expected to have a Material Adverse Effect; (ii) to the knowledge of the Company and the Guarantor, the Company, the Guarantor and each of their respective Subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company, the Guarantor and each of their respective Subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, which infringement would be expected to have a Material Adverse Effect relating to Intellectual Property; and (iv) to the knowledge of the Company and the Guarantor, the Intellectual Property of the Company, the Guarantor and each of their respective Subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(kk)       Certain Environmental Matters. Except as described in the Disclosure Package and the Final Prospectus under “8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal Proceedings—Civil and Environmental Proceedings—Environmental Matters” or the financial statements and related notes thereto, (i) the Company, the Guarantor and each of their respective Subsidiaries (a) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) have received and are in compliance with all, and have not violated any permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, the Guarantor or any of their respective Subsidiaries; and (iii) to the knowledge of the Company and the Guarantor, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company, the Guarantor or any of their respective Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding, (y) neither the Company, the Guarantor nor any of their respective Subsidiaries are aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, and (z) none of the Company, the Guarantor or any of their respective Subsidiaries anticipates material capital expenditures relating to any Environmental Laws except in the case of each of (i), (ii) and (iii) above, for any such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)         Sarbanes-Oxley Act. There is and has been no material failure on the part of the Company or the Guarantor or any of the Company’s or the Guarantor’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)     No Unlawful Payments. Neither the Company, the Guarantor nor any of their respective Subsidiaries, nor any director or officer of the Company, the Guarantor or any of their respective Subsidiaries nor, to the knowledge of the Company or the Guarantor, any employee, agent, affiliate or other person associated with or acting on behalf of the Company, the Guarantor or their respective Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (including, without limitation, the Brazilian Penal Code, the Brazilian Law No. 12,846/2013 and the Brazilian Decree No. 8,420/2015), each as amended from time to time; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Guarantor have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws, and these policies and procedures are also applicable to the Company and the Guarantor’s Subsidiaries.

(nn)         No Stabilization. Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(oo)         Compliance with Anti-Money Laundering Laws. The operations of the Company, the Guarantor and each of their respective Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company, the Guarantor or any of their respective Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and, to the knowledge of the Company or the Guarantor, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of their respective Subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(pp)         No Conflicts with Sanctions Laws. Neither the Company, the Guarantor nor any of their respective Subsidiaries, directors or officers, nor, to the knowledge of the Company or the Guarantor, any employee or other person acting on behalf of the Company, the Guarantor or any of their respective Subsidiaries (a) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently designated on any sanctions lists maintained by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the Netherlands or the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) (collectively, “Sanctions”), (b) is located, organized or resident in a country, region or territory that is, or whose government is, subject to comprehensive Sanctions (currently Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government-controlled areas of Kherson and Zaporizhzhia of Ukraine (with respect to Syria only until July 1, 2025) (each, a “Sanctioned Country”)), or (c) will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner, in each such case that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company, the Guarantor and their respective Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of Sanctions.

(qq)         Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Disclosure Package and the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)          Statistical and Market Data. Nothing has come to the attention of the Company or the Guarantor that has caused the Company or the Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(tt)           Absence of Immunity. Neither the Company, the Guarantor nor any of their respective significant Subsidiaries nor any of their assets or revenues has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Brazil, the Netherlands or the United States and, to the extent that the Company, the Guarantor, any of their respective significant Subsidiaries or any of their respective assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company and the Guarantor have waived, and they will waive, or will cause their significant Subsidiaries to waive, such right to the extent permitted by law.

(uu)         Absence of Filing. The Transaction Documents are in proper legal form under the laws of Brazil, the Netherlands and the United States for the enforcement thereof in Brazil, the Netherlands or the United States against the Company or the Guarantor; to ensure the legality, validity, enforceability or admissibility into evidence of the Transaction Documents in Brazil, the Netherlands or the United States, it is not necessary that it be submitted to, filed or recorded with any court or other authority in Brazil, the Netherlands or the United States or that any tax, imposition or charge be paid in Brazil, the Netherlands or the United States on or in respect of such document, except that (A) in order to be enforceable and admissible into evidence in the courts of Brazil (1) the signatures of the parties signing the Transaction Documents outside Brazil shall be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate (except if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, in which case an apostille would be required), (2) the Transaction Documents must be translated into Portuguese by a sworn translator in Brazil, and (3) the Transaction Documents, together with their respective sworn translations into the Portuguese language, must be registered with the competent Registry of Deeds and Documents (Cartório de Registro de Títulos e Documentos), which registration can be made at any time prior to judicial enforcement thereof in Brazil; (B) the enforceability of such documents in the courts of Brazil is also subject to the payment of certain expenses and court fees in connection thereof in the courts of Brazil; and (C) the enforceability of such agreements in the courts of the United States is also subject to the payment of certain expenses and court fees in connection therewith in U.S. courts.

(vv)         Validity of Certain Provisions. To the knowledge of the Company and the Guarantor, the indemnification and contribution provisions set forth in Section 7 hereof do not contravene Brazilian or Dutch law or public policy.

(ww)       Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of laws of the State of New York as the governing law of this Agreement, the Indenture, the Terms Agreement, the Securities and the Guarantee is a valid choice of law under the laws of Brazil and the Netherlands and the Company and the Guarantor have no reason to believe that it will not be honored by the courts of Brazil and the Netherlands, provided, however, that Dutch courts may give effect to provisions that cannot be derogated from by agreement and to the overriding mandatory provisions of the laws of another country if and insofar as, under the law of the latter country, those rules must be applied regardless of the law applicable to the contract. The Company and the Guarantor (A) have the power to submit, and pursuant to this Agreement and the other Transaction Documents have legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of the Federal and state courts, in the Borough of Manhattan in the City of New York, and (B) have the power to designate, appoint and empower, and pursuant to this Agreement, have legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding arising out of or related to the Transaction Documents and the transactions contemplated hereby, as provided in Section 13 of this Agreement.

(xx)          Enforceability of New York Judgment. (A) Brazil. Any final judgment for a sum of money obtained against the Guarantor in the New York or United States Federal courts located in the borough of Manhattan in The City of New York in respect of any sum payable by them under the Securities, the Indenture and the Guarantee would be recognized and enforced against the Guarantor by the courts of Brazil without reexamination or re-litigation of the matters adjudicated upon; provided that such judgment has been previously recognized by the Superior Court of Justice of Brazil. In order to be recognized by the Superior Court of Justice of Brazil, a foreign judgment must meet the following conditions: (i) it must comply with all formalities necessary for its enforcement under the laws of the place where it was issued; (ii) it must have been issued by a competent court after proper service of process on the parties, which service must be in accordance with Brazilian law if made in Brazil, or after sufficient evidence of the parties’ absence (revelia) has been given, in accordance with applicable law; (iii) it must be effective under the laws of the country where the foreign judgment is granted; (iv) it must not be contrary to Brazilian national sovereignty, public policy or good morals or violate human dignity; (v) it must not violate a final and unappealable decision issued by a Brazilian court; (vi) it must not offend the exclusive jurisdiction of Brazilian courts; and (vii) it must be duly apostilled in the place where the judgment was obtained or, if the place of signing is not a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, it must be duly authenticated by a Brazilian consulate and, in either case, be accompanied by a sworn translation thereof into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory; and the Company and the Guarantor are not aware of any reason why the enforcement in Brazil of such a judgment in respect of the Transaction Documents would be contrary to public policy in Brazil or any political subdivision thereof. (B) The Netherlands. The choice of the law of the State of New York as the governing law of this Agreement, the Indenture and the Securities is a valid choice of law under the laws of the Netherlands and the Company and the Guarantor have no reason to believe that it will not be honored by the courts of the Netherlands; provided, however, that Dutch courts may give effect to provisions that cannot be derogated from by agreement and to the overriding mandatory provisions of the laws of another country if and insofar as, under the law of the latter country, those rules must be applied regardless of the law applicable to the contract.

(yy)         Cyber Security; Data Protection. The Company, the Guarantor and each of their respective Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, the Guarantor and each of their respective Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except in each case as would not, singly or in the aggregate, result in a Material Adverse Effect. The Company, the Guarantor and each of their respective Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company, the Guarantor and each of their respective Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(zz)         Solvency. On and immediately after the Closing Date, the Company, the Guarantor and each of their Subsidiaries (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantee and the other transactions related thereto as described in each of the Disclosure Package and the Final Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantee as contemplated by the Agreement, the Disclosure Package and the Final Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

Any certificate signed by any officer of the Company or the Guarantor, as the case may be, and delivered to you or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or Guarantor, as applicable, to each Underwriter as to the matters covered thereby as of the date of such certificate.

SECTION 2         Representations and Warranties of the Underwriters. Each Underwriter hereby severally represents and agrees, as of the date of the Agreement, that:

(a)         It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus other than (i) a Free Writing Prospectus that is not required under the Act to be filed, (ii) any Issuer Free Writing Prospectus listed on Schedule II to the Terms Agreement or prepared pursuant to Section 4(d) hereto, or (iii) any Free Writing Prospectus prepared by such Underwriter and approved by the Company and the Guarantor in advance in writing.

(b)         Unless otherwise specified in the Terms Agreement, it has not and will not, without the prior written consent of the Company and the Guarantor, use any Free Writing Prospectus that contains the final terms of the Securities unless such terms have previously been included in a Free Writing Prospectus filed with the Commission, provided that the Underwriter may use a term sheet substantially in the form set forth in Schedule III to the Terms Agreement without the consent of the Company and the Guarantor; provided further that the Underwriter using such term sheet shall notify the Company and the Guarantor and provide a copy of such term sheet to the Company and the Guarantor, prior to, or substantially concurrently with, the first use of such term sheet.

(c)         It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company and the Guarantor if any such proceeding against it is initiated during the period in which a prospectus relating to the Securities is required to be delivered under the Act).

(d)           Unless otherwise specified in the Terms Agreement, in relation to each Member State of the European Economic Area (each, a “Member State”), each Underwriter represents and agrees that it has not made and will not make an offer of the Securities which are the subject of the offering contemplated by this Agreement to the public in that Member State, except that it may make an offer of the Securities to the public in that Member State at any time:

(i)          to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)         to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

(iii)         in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of Securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this Section 2, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

(e)           Unless otherwise specified in the Terms Agreement, in relation to the United Kingdom, each Underwriter represents and agrees that it has not made and will not make an offer of the Securities which are the subject of the offering contemplated by this Agreement to the public in the United Kingdom other than:

(i)          to any legal entity which is a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union Withdrawal Act 2018 (“EUWA”);

(ii)         to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA) in the United Kingdom, subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the issuer for any such offer; or

(iii)         in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (“FSMA”), provided that no such offer of Securities shall require the Issuer or any Manager to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129, as it forms part of domestic law by virtue of the EUWA

(f)         Unless otherwise specified in the Terms Agreement, each Underwriter represents, warrants and agrees that it has not offered or sold and will not offer or sell the Securities publicly (as defined for purposes of the securities laws of Brazil or any member state of the European Economic Area, as the case may be) in Brazil or within any member state of the European Economic Area.

SECTION 3         Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in the Terms Agreement the principal amount of the Securities set forth opposite such Underwriter’s name in the Terms Agreement.

Delivery of and payment for the Securities shall be made on the date and at the time specified in the Terms Agreement or at such time on such later date not more than three business days after the foregoing date as you shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Guarantor or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to you for the respective accounts of the several Underwriters against payment by the several Underwriters through you of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless you shall otherwise instruct.

SECTION 4         Agreements of the Company and the Guarantor. Each of the Company and the Guarantor jointly and severally agrees with each Underwriter as follows:

(a)         Immediately following the execution of the Terms Agreement, the Company and the Guarantor will prepare a Final Prospectus setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Base Prospectus or any Preliminary Prospectus, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as managers in connection with the offering, if any, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as you, the Company and the Guarantor deem appropriate in connection with the offering of the Securities. The Company and the Guarantor will within the time periods specified by Rule 424(b) transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424(b) of the Act and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b)         Prior to the completion of the distribution of the Securities, neither the Company nor the Guarantor will file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless you have been furnished a copy for review prior to filing and neither the Company nor the Guarantor will file any such proposed amendment or supplement to which you reasonably object. The Company and the Guarantor will promptly advise you (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (5) of the receipt by the Company or the Guarantor, as the case may be, of any notice of objection to the use of the Registration Statement, any amendment or supplement thereto pursuant to Rule 401(g)(2) under the Act, any Preliminary Prospectus, or the Final Prospectus, and (6) of the receipt by the Company or the Guarantor, as the case may be, of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company and the Guarantor will use their commercially reasonable efforts to prevent the issuance of any such stop order or notice of objection or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)         The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(d)         Unless otherwise specified in the Terms Agreement, the Company and the Guarantor will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, substantially in the form set forth in Exhibit B hereto and in the form approved by you and attached as Schedule III to the Terms Agreement and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule.

(e)          If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company and the Guarantor promptly will (i) notify you so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(f)          If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, the Company and the Guarantor promptly will (1) notify you of such event, (2) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(g)         As soon as practicable, the Guarantor will make generally available to its security holders and to the Representatives an earnings statement or statements of the Guarantor and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(h)         Upon request, the Company and the Guarantor will furnish to the Representatives and to counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(i)          The Company and the Guarantor will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall either the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject either of them to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where either of them is not now so subject.

(j)          During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company and the Guarantor will not, and will cause their Subsidiaries not to, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose or enter into any discussions or negotiations regarding the issuance, offering or sale of any U.S. dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor and having a tenor of more than one year.

(k)          Each of the Company and the Guarantor will cooperate with the Underwriters and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(l)           Each of the Company and the Guarantor agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company and the Guarantor with the Commission or retained by the Company under Rule 433 under the Act, other than a Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(d) hereto; provided that the prior written consent of Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II to the Terms Agreement. Any such Free Writing Prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m)         The Company and the Guarantor will furnish, upon request of an Underwriter, for a period of two years from the date of the Agreement (unless otherwise publicly available on the Commission’s EDGAR website or the Company’s or the Guarantor’s website) (i) copies of any reports or other communications which the Guarantor shall send to its shareholders or which the Company or the Guarantor shall from time to time publish or publicly disseminate; (ii) copies of all annual and other reports filed with the Commission on Forms 20-F and 6-K, or such other similar form as may be designated by the Commission; and (iii) copies of documents or reports filed with any securities exchange on which any class of securities of the Company is listed, in each case, as soon as such reports, communications or documents become available.

(n)         The Company and the Guarantor will apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(o)         Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p)         Each of the Company and the Guarantor will reimburse and hold harmless each Underwriter against any evidenced documentary, stamp or similar issue tax, including any interest and penalties directly arising from the creation, issue and sale of the Securities by the Company to the Underwriters.

SECTION 5          Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of each of the Company and the Guarantor herein contained, to the accuracy of the statements of the Company’s directors and the Guarantor’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by each of the Company and the Guarantor of all of its respective covenants and other obligations hereunder and to the following further conditions:

(a)         The Company and the Guarantor shall have requested and caused the delivery of written opinions and disclosure letters, substantially in the forms contemplated by the Terms Agreement.

(b)           The Guarantor shall have requested and caused PwC, independent accountant for the Guarantor, and such other independent accountants as may be specified in the Terms Agreement, to have furnished to you, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of you), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to you, confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and covering the matters that are ordinarily covered by “comfort letters” drafted in accordance with Auditing Standard 6101 – “Letters for Underwriters and Certain Other Requesting Parties” issued by the American Institute of Certified Public Accountants, provided that the comfort letter furnished by PwC used on the Execution Time and the Closing Date shall use a “cut-off” date of no more than three business days prior to Execution Time and Closing Date.

(c)           The Company shall have furnished to you a certificate, signed by two directors of the Company with specific knowledge of the financial matters of the Company, reasonably satisfactory to you, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and the Terms Agreement and that:

(i)          the representations and warranties of the Company in the Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)          no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or under Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened; and

(iii)        since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(d)           The Guarantor shall have furnished to you a certificate, signed by two executive officers of the Guarantor with specific knowledge of the financial matters of the Guarantor, reasonably satisfactory to you, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and the Terms Agreement and that:

(i)          the representations and warranties of the Guarantor in the Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)         no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or under Section 8A of the Act have been instituted or, to the Guarantor’s knowledge, threatened;

(iii)         since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Guarantor and its Subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto); and

(iv)         since the Execution Time, there has not been any decrease in the rating of any of the debt securities issued by or guaranteed by the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(e)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, prospects, business or properties of the Guarantor and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f)            Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the debt securities issued by or guaranteed by either the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(g)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(h)        The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, the Guarantor and each of their respective Subsidiaries in their respective jurisdictions of incorporation and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case to the extent the concept of good standing is recognized in the respective jurisdiction as well as in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(i)         The Securities shall be eligible for clearance and settlement through DTC.

(j)         The Representatives shall have received a certificate dated as of the date hereof of the chief financial officer of the Guarantor in form and substance satisfactory to the Representatives in which such officer shall state, inter alia, that the information circled in Exhibit A thereto, extracted from the Disclosure Package and Final Prospectus, is true and correct.

(k)         Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

SECTION 6         Payment of Expenses. All expenses incident to the performance of each party’s obligations under the Agreement shall be paid in the following manner, unless otherwise specified in the relevant Terms Agreement: the Company and the Guarantor will jointly and severally pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters and any stamp, transfer, issuance, duties, fees, charges or other similar taxes payable in that connection, (iv) the fees and disbursements of the Company’s and the Guarantor’s counsel, accountants and other advisors, (v) the costs of reproducing and distributing each of the Transaction Documents, (vi) any fees and expenses incurred by the Underwriters in connection with the marketing and offering of the Securities, (vii) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(i) of the Underwriting Agreement Basic Provisions, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey and any supplement thereto, (viii) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto, (ix) the preparation, printing and delivery to the Underwriters of copies of any blue sky survey and any supplements thereto, (x) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (xi) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and the travel and lodging expenses of the representatives and officers of the Company, the Guarantor and any such consultants, (xii) any fees payable in connection with the rating of the Securities, (xiii) all fees and expenses incurred in connection with the approval of the Securities for book-transfer by DTC and for Euroclear and Clearstream for clearance and settlement, (xiv) the documented fees and expenses of the U.S. and Brazilian counsel to the Underwriters and (xv) the fees and expenses incurred in connection with the listing of the Securities, as applicable.

SECTION 7         Indemnification and Contribution.

(a)        The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls each Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) incurred by such person, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other existing Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other documented expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriter Information furnished to the Company or the Guarantor by or on behalf of any Underwriter expressly for inclusion therein. This indemnity agreement is in addition to any liability that the Company and the Guarantor may otherwise have.

(b)         Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Guarantor by or on behalf of such Underwriter through the Representatives expressly for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement is in addition to any liability that any Underwriter may otherwise have. The Company and the Guarantor acknowledge that the statements identified in the Terms Agreement as “Underwriter Information” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)         Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying person has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)         In the event that the indemnity provided in paragraph (a),(b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other documented expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be equal to the total net proceeds from the offering (before deducting taxes and expenses) received by the Company from the sale of Securities and the total underwriting discounts and commissions (before deducting taxes and expenses) received by the Underwriters, respectively, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantor on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule I hereto and not joint.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

SECTION 8         Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements, including the agreement of the Company and the Guarantor in Section 7 hereof with respect to indemnity and contribution, contained herein or contained in certificates issued by the Company and the Guarantor, as the case may be, submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of the Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Guarantor, and shall survive delivery of any Securities to the Underwriters, provided, however, that no such representations and warranties or agreements shall be deemed to have been given as to any point in time other than the date hereof or as otherwise expressly provided herein. The provisions in Sections 6 and 7 shall survive the termination or cancellation of the Agreement.

SECTION 9         Termination. The Agreement shall be subject to termination in your absolute discretion, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) the Company or the Guarantor shall have failed, refused or been unable to perform any agreement on its part to be performed under the Agreement when and as required, (ii) trading in the Guarantor’s American Depositary Receipts shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis (economic, political, financial or otherwise) the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), (v) a downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company, the Guarantor or any of their respective Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act; and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company, the Guarantor or any of their respective Subsidiaries (other than an announcement with positive implications of a possible upgrading) or (vi) there shall have been, since the time of the execution of the Agreement or since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), any Material Adverse Effect, in respect of the Company or the Guarantor, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

SECTION 10       Default by an Underwriter. (a) If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under the Agreement (the “Defaulted Securities”), then you (as a non-defaulting Underwriter) shall have the right, within 36 hours thereafter, to make arrangements to purchase the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, by the end of such 36 hours you shall not have completed such arrangements for the purchase of all the Defaulted Securities then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.

(b)         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriter for which such arrangements have not been made.

(c)         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then the Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 6 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

If other persons become obligated or agree to purchase the Securities a defaulting Underwriter, either the non-defaulting Underwriter or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Disclosure Package and the Final Prospectus or in any other document or arrangement, and the Company and the Guarantor agree to promptly prepare any amendment or supplement to the Disclosure Package and the Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of the Agreement unless the context otherwise requires, any person not listed in Terms Agreement supplemental hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Agreement.

SECTION 11         Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of each Underwriter set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any Underwriter, the Company and the Guarantor will jointly and severally agree to reimburse the Underwriters on demand for all documented out-of-pocket expenses (including the documented fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

SECTION 12         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at the address indicated in the Terms Agreement; notices to the Company or the Guarantor shall be directed to each of them at Suzano’s Investor Relations Department located at Avenida Brigadeiro Faria Lima, 1,355, 7th floor, São Paulo, SP, 01452-919, Brazil (telephone: +55 (11) 3503-9330), e-mail: ir@suzano.com.br), Attention: Marcos Moreno Chagas Assumpção.

SECTION 13         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement, any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company and the Guarantor submits to the exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under the Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company and the Guarantor waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. Each of the Company and the Guarantor hereby designates and appoints Cogency Global Inc. (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding before any such court in the Borough of Manhattan, The City of New York, State of New York, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of either the Company or the Guarantor. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 13 and reasonably satisfactory to you. If the Process Agent shall cease to act as agent for services of process for either the Company or the Guarantor, the Company or the Guarantor, as the case may be, shall appoint, without unreasonable delay, another such agent, and notify you of such appointment. Each of the Company and the Guarantor represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Each of the Company and the Guarantor hereby authorizes and directs the Process Agent to accept such service. Each of the Company and the Guarantor further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such legal suit, action or proceeding. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14         Power of Attorney. If the Company is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

SECTION 15         Waiver of Immunities. To the extent that the Company and the Guarantor or any of their assets or revenues may have or may hereafter become entitled to, or have attributed to such person, any right of immunity, on the ground of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of such person, or any other matter under or arising out of or in connection with this Agreement, such person hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 16         Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 17         Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 18         Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

SECTION 19         Parties. The Agreement shall inure to the benefit of and be binding upon you, the Company and the Guarantor, and their respective successors. Nothing expressed or mentioned herein is intended or shall be construed as given to any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of the Agreement or any provision herein contained. The Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 20         No Fiduciary Duty. The Company and the Guarantor acknowledge and agree that: (i) nothing herein shall create a fiduciary or agency relationship between the Company or the Guarantor, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, experts, financial advisors, agents or otherwise, to the Company or the Guarantor in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Securities and the Company and the Guarantor shall consult with their own legal, financial, tax, investment, accounting or regulatory advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby and the Underwriter shall have no responsibility or liability to the Company or the Guarantor with respect to such investigation or appraisal, (iii) the relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Company or the Guarantor shall be limited to those duties and obligations specifically stated herein; (v) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantor; (vi) the Underwriters are not advising the Company or the Guarantor as to any legal, financial, tax, investment, accounting or regulatory matters in any jurisdiction; and (vii) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 21         Judgment Currency. Each of the Company and the Guarantor agrees, to the extent permitted by applicable law, to, jointly and severally, indemnify each Underwriter, its officers, partners, members, directors, its affiliates, its selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Underwriter agrees to indemnify the Company and the Guarantor and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement for which indemnification is provided by any such person and any such judgment or order being paid in a currency (the “Judgment Currency”) other than U.S. dollars as a result of any variation between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into U.S. dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase U.S. dollars with the amount of Judgment Currency actually received by the indemnified party. The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of each of the Transaction Parties and each Underwriter and shall continue in full force and effect notwithstanding any such judgment or order. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion of, the relevant currency.

SECTION 22          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 23          U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           For purposes of this Section 23, the following terms shall mean as follow:

(i)           “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)          “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)         “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)         “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 24          Contractual Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Notwithstanding and to the exclusion of any other term in this Agreement or any other agreements, arrangements, or understandings between or among any of the parties to this Agreement, each of the Company and the Guarantor acknowledges, accepts and agrees that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)           the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Entity to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of any BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of any BRRD Liability into shares, other securities or other obligations of the relevant BRRD Entity or another person and the issue to or conferral on it of such shares, securities or obligations;

(iii)	the cancellation of any BRRD Liability; and

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)           the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)           For purposes of this SECTION 24 (Contractual Acknowledgement and Consent to Bail-in of EEA Financial Institutions), the following terms shall mean as follow:

(i)           “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii)         “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(iii)         “BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as the same may be amended or replaced from time to time (including, for the avoidance of doubt, by BRRD II).

(iv)         “BRRD II” means Directive 2019/879/EU of the European Parliament and of the Council of May 20, 2019 amending Directive 2014/59/EU as regards the loss-absorbing and recapitalization capacity of credit institutions and investment firms and Directive 98/26/EC, as the same may be amended or replaced from time to time.

(v)         “BRRD Entity” means any party to this Agreement that is subject to Bail-in Powers.

(vi)         “BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised.

(vii)        “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

(viii)       “Relevant Resolution Authority” means, in respect of any BRRD Entity, the resolution authority with the ability to exercise any Bail-in Powers in relation to such BRRD Entity.

SECTION 25         Additional Amounts. The Company and the Guarantor will make all payments to the Underwriters under this Agreement without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature imposed by the Netherlands, Brazil or by any governmental agency or body or other political subdivision or taxing authority thereof or therein or any jurisdiction from or through which a payment is made or in which the Company or the Guarantor (or any successor to the Company or the Guarantor) is organized or resident for tax purposes and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”), unless the Company or the Guarantor is compelled by law to deduct or withhold such Taxes. In that event, the Company or the Guarantor, as the case may be, shall increase the amount paid so that the full amount of such payment is received by each Underwriter. No such additional amounts shall be payable in respect of (i) Taxes imposed on a net income basis, (ii) Taxes which would not have been imposed but for the existence of any present or former connection between any Underwriter and the jurisdiction imposing such Taxes, including being or having been a resident thereof, being or having been engaged in a trade or business therein, or having or having had a permanent establishment therein, other than the mere holding of Securities or the receipt of payment thereon, (iii) Taxes imposed due to the failure of such Underwriter or its agent, as the case may be, to comply with a reasonable request of the Company or the Guarantor to provide any form, certificate, document, or other information concerning the nationality, residence, identity, or connection with the jurisdiction imposing such Taxes if compliance is required as a precondition to the reduction or elimination of such Taxes (for the avoidance of doubt, provided that such request shall not require an Underwriter or its agent, as the case may be, to provide any materially more onerous information, documents or other evidence than would be required had it been required to file U.S. Internal Revenue Service (“IRS”) Form W-8 or W-9 and the Guarantor has notified such Underwriter in writing of such certification, identification or other reporting requirements at least 15 days before the applicable payment date); or (iv) taxes withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended, or any successor legislation. If applicable, and upon reasonable request, the Company or the Guarantor shall provide to the Underwriters evidence of such payment of taxes, duties or charges made to the relevant governmental authority within thirty (30) days thereof and shall also provide to the Underwriters any official tax receipt or other documentation issued by the appropriate governmental authorities with respect to such payment.

[The remainder of the page is intentionally left blank]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company, the Guarantor and the Underwriters in accordance with its terms.

Very truly yours,

SUZANO NETHERLANDS B.V.

By:	/s/ Tiago Sousa Seixas
	Name:	Tiago Sousa Seixas
	Title:	Managing Director

By:	/s/ Justo Jose Gomez Palmes
	Name:	Justo Jose Gomez Palmes
	Title:	Managing Director

SUZANO S.A.

By:	/s/ Marcos Moreno Chagas Assumpção
	Name:	Marcos Moreno Chagas Assumpção
	Title:	Executive Vice-President of Finance and Investor Relations

By:	/s/ Marcos Moreno Chagas Assumpção
	Name:	Maria Luiza de Oliveira Pinto e Paiva
	Title:	Executive Vice-President of Sustainability, Communication and Brand

[Signature page to Underwriting Agreement]

BANCO SAFRA S.A., ACTING THROUGH ITS CAYMAN ISLANDS BRANCH

By:	/s/ Evandro Luiz de Almeida Pereira
	Name:	Evandro Luiz de Almeida Pereira
	Title:	Director

By:	/s/ Carlos Pelá
	Name:	Carlos Pelá
	Title:	Director

[Signature page to Underwriting Agreement]

BNP PARIBAS SECURITIES CORP.

By:	/s/ Julien Pecoud-Bouvet
	Name:	Julien Pecoud-Bouvet
	Title:	Director

[Signature page to Underwriting Agreement]

BOFA SECURITIES, INC.

By:	/s/ Maxim Volkov
	Name:	Maxim Volkov
	Title:	Managing Director

[Signature page to Underwriting Agreement]

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Davis C. Travis
	Name:	Davis C. Travis
	Title:	Managing Director

By:	/s/ Ivan Hrazdira
	Name:	Ivan Hrazdira
	Title:	Managing Director

[Signature page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
	Name:	Sam Chaffin
	Title:	Vice President

[Signature page to Underwriting Agreement]

HSBC SECURITIES (USA) INC.

By:	/s/ Alexei Remizov
	Name:	Alexei Remizov
	Title:	Managing Director

[Signature page to Underwriting Agreement]

ITAU BBA USA SECURITIES, INC.

By:	/s/ Matthew Dukes
	Name:	Matthew Dukes
	Title:	Managing Director

By:	/s/ Pedro Frade Rodrigues
	Name:	Pedro Frade Rodrigues
	Title:	Managing Director

[Signature page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Lane Feler
	Name:	Lane Feler
	Title:	Executive Director

[Signature page to Underwriting Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ Rodrigo Garcia de Leon Ferrer
	Name:	Rodrigo Garcia de Leon Ferrer
	Title:	Managing Director

[Signature page to Underwriting Agreement]

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
	Name:	Richard Testa
	Title:	Managing Director

[Signature page to Underwriting Agreement]

RABO SECURITIES USA, INC.

By:	/s/ Jan Hendrik de Graaff
	Name:	Jan Hendrik de Graaff
	Title:	Managing Director

By:	/s/ Mehdi Manii
	Name:	Mehdi Manii
	Title:	Executive Director

[Signature page to Underwriting Agreement]

SANTANDER US CAPITAL MARKETS LLC

By:	/s/ Richard Zobkiw
	Name:	Richard Zobkiw
	Title:	Executive Director

[Signature page to Underwriting Agreement]

SCOTIA CAPITAL (USA) INC.

By:	/s/ Juan Fullaondo
	Name:	Juan Fullaondo
	Title:	Managing Director and Head

[Signature page to Underwriting Agreement]

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Arthur Rubin
	Name:	Arthur Rubin
	Title:	Managing Director

[Signature page to Underwriting Agreement]

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
	Name:	Todd Mahoney
	Title:	Managing Director, Head of DCM Syndicate Americas

By:	/s/ Igor Grinberg
	Name:	Igor Grinberg
	Title:	Managing Director, DCM Syndicate Americas

[Signature page to Underwriting Agreement]

EXHIBIT A
TERMS AGREEMENT

(to be added once agreed separately)

A-1

SUZANO NETHERLANDS B.V.

TERMS AGREEMENT

Debt Securities

Guaranteed by Suzano S.A.

September 3, 2025

To: The Underwriters identified herein

Ladies and Gentlemen:

Suzano Netherlands B.V. (with its corporate seat in Amsterdam, the Netherlands) (the “Company”) agrees to sell to the several Underwriters named in Schedule I hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions attached hereto as Exhibit I, the following securities (the “Securities”) on the following terms:

Title of Securities: 5.500% Global Notes due 2036

Aggregate Principal Amount: U.S.$1,000,000,000

Ranking: Senior unsecured notes.

Interest/Coupon: 5.500%

Interest Payment Dates: January 15 and July 15 of each year, commencing on January 15, 2026 (short first coupon).

Interest Payment Record Dates: January 13 and July 13 of each year.

Maturity: January 15, 2036.

Redemption Provisions/Call Options: Prior to October 15, 2035 (the “Par Call Date”), the Company may redeem the notes in whole at any time, or in part from time to time, at a redemption price based on a “make-whole” premium, plus accrued and unpaid interest, if any, to the redemption date. At any time on or after the Par Call Date, the Company may redeem the notes, in whole or in part at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date.

The Company may redeem the notes, in whole but not in part, at 100% of its principal amount plus accrued and unpaid interest and additional amounts, if any, at any time upon the occurrence of specified events relating to Brazilian, Netherlands or other relevant jurisdictions’ tax laws.

In connection with any tender offer for the notes, in the event that the holders of not less than 85% of the aggregate principal amount of the outstanding notes validly tender and do not validly withdraw notes in such tender offer or a third party purchases all the notes held by such holders, then the Company will have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all of the notes that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer, plus, to the extent not included in the purchase price, accrued and unpaid interest and additional amounts, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Listing: The Company expects to list the Securities on the New York Stock Exchange.

Purchase Price: 98.304% of the principal amount, plus accrued interest, if any, from and including September 10, 2025, if settlement occurs after that date.

Registration Statement Nos.: 3333-286881 and 333-286881-02.

Execution Time: 3:15 p.m. EDT on September 3, 2025.

Closing: 9:30 a.m. EDT on September 10, 2035, at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, in Federal (same day) funds.

Representatives: BNP Paribas Securities Corp., BofA Securities, Inc., Itau BBA USA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities LLC, and Rabo Securities USA, Inc.

Indenture: Indenture dated on or about September 10, 2025 as supplemented by a first supplemental indenture, dated on or about September 10, 2025.

Qualifications to Any Covenants or Representations Made by the Company or the Guarantor: None.

Underwriter Information: Banco Safra S.A., acting through its Cayman Islands Branch, BNP Paribas Securities Corp., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Itau BBA USA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities LLC, MUFG Securities Americas Inc., Rabo Securities USA, Inc., Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and UBS Securities LLC.

Notices to Underwriters: Notices to the Underwriters shall be directed to:

Banco Safra S.A., acting through its Cayman Islands Branch

Harbour Place, 5th Floor

103 South Church Street

P.O. Box 1353,

Grand Cayman – Ky1-1108

Cayman Islands

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Syndicate Desk

Tel: +1 (212) 841-2871

Toll Free: 1-800-854-5674

E-mail: DL.US.Syndicate.Support@us.bnpparibas.com

BofA Securities, Inc.

One Bryant Park

NY8-540-26-02

New York, New York 10036

USA

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Email: dg.hg_ua_notices@bofa.com

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas, 8th Floor

New York, New York 10019

U.S. Toll Free: +1 (866) 807-6030

U.S. Collect: +1 (212) 261-7802

E-mail: us.liabilitymanagement@ca-cib.com

Attention: Debt Capital Markets/Liability Management

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Fax: +1 (212) 902-9316

HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, New York 10001

Attention: Transaction Management Group

Itau BBA USA Securities, Inc.

599 Lexington Avenue, 34th Floor

New York, New York 10022

Attention: Debt Capital Markets, with a copy to Legal Department

Facsimile: +1 (212) 207-9076

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

USA

Attention: Latin America Debt Capital Markets

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Latin America Debt Capital Markets

Email: BA_DCM_Notices@mizuhogroup.com

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Capital Markets Group

Phone: (212) 405-7440

Fax: (646) 434-3455

Rabo Securities USA, Inc.

151 W 42nd Street, 8th floor

New York, New York 100136

Attention: Debt Capital Markets

E-mail: DCMAmericas@rabobank.com

Santander US Capital Markets LLC

437 Madison Avenue

New York, New York 10022

Attention: Debt Capital Markets

Email: DCMAmericas@santander.us

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Debt Capital Markets

Email: US.Legal@scotiabank.com / TAG@scotiabank.com

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Attention: Debt Capital Markets

Toll-free: +1 (212) 224-5135

E-mail: prospectus@smbcnikko-si.com

UBS Securities LLC

11 Madison Avenue

New York, New York 10010

Attention: Fixed Income Syndicate

Telephone number: (203) 719-1088

Email: dl-synd-stamford@ubs.com

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

To the extent not superseded or amended by the terms hereof, the provisions of the Underwriting Agreement Basic Provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement Basic Provisions.

This Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Guarantor one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

SUZANO NETHERLANDS B.V.

By:
Name:
Title:

By:
Name:
Title:

SUZANO S.A.

By:
Name:
Title:

By:
Name:
Title:

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BANCO SAFRA S.A., ACTING THROUGH ITS CAYMAN ISLANDS BRANCH

By:
Name:
Title:

By:
Name:
Title:

BNP PARIBAS SECURITIES CORP.

By:
Name:
Title:

BOFA SECURITIES, INC.

By:
Name:
Title:

CREDIT AGRICOLE SECURITIES (USA) INC.

By:
Name:
Title:

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

HSBC SECURITIES (USA) INC.

By:
Name:
Title:

ITAU BBA USA SECURITIES, INC.

By:
Name:
Title:

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

MIZUHO SECURITIES USA LLC

By:
Name:
Title:

MUFG SECURITIES AMERICAS INC.

By:
Name:
Title:

RABO SECURITIES USA, INC.

By:
Name:
Title:

By:
Name:
Title:

SANTANDER US CAPITAL MARKETS LLC

By:
Name:
Title:

SCOTIA CAPITAL (USA) INC.

By:
Name:
Title:

SMBC NIKKO SECURITIES AMERICA, INC.

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

Underwriter	Principal Amount of Notes
Banco Safra S.A., acting through its Cayman Islands Branch	$24,390,000.00
BNP Paribas Securities Corp.	$97,561,000.00
BofA Securities, Inc.	$121,952.000.00
Credit Agricole Securities (USA) Inc.	$73,171,000.00
Goldman Sachs & Co. LLC	$24,390,000.00
HSBC Securities (USA) Inc.	$48,780,000.00
Itau BBA USA Securities, Inc.	$97,561,000.00
J.P. Morgan Securities LLC	$121,952,000.00
Mizuho Securities USA LLC	$73,171,000.00
MUFG Securities Americas Inc.	$73,171,000.00
Rabo Securities USA, Inc.	$97,561,000.00
Santander US Capital Markets LLC	$24,390,000.00
Scotia Capital (USA) Inc.	$48,780,000.00
SMBC Nikko Securities America, Inc.	$48,780,000.00
UBS Securities LLC	$24,390,000.00
Total	$1,000,000,000

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

1.	Term Sheet in the form attached as Schedule III.

SCHEDULE III

Final Term Sheet

EXHIBIT I

Underwriting Agreement Basic Provisions

EXHIBIT B
FINAL TERM SHEET

(to be added once agreed separately)

B-1

FINAL TERM SHEET

U.S.$1,000,000,000 5.500% Global Notes due 2036
September 3, 2025

Issuer: Suzano Netherlands B.V.

Guarantor: Suzano S.A.

Ranking: Senior unsecured notes.

Title of Securities: 5.500% Global Notes due 2036 (the “Notes”).

Aggregate Principal Amount: U.S.$1,000,000,000.

Format: SEC Registered.

Price to Public: 98.714% of the principal amount, plus accrued interest, if any, from and including September 10, 2025, if settlement occurs after that date.

Maturity Date: January 15, 2036.

Interest Rate/Coupon: 5.500%.

Interest Payment Dates: January 15 and July 15 of each year, commencing on January 15, 2026 (short first coupon).

Interest Payment Record Dates: January 13 and July 13 of each year.

Redemption Provisions/Call Options: Prior to October 15, 2035 (the “Par Call Date”), the Issuer may redeem the Notes in whole at any time, or in part from time to time, at a redemption price based on a “make-whole” premium calculated on a yield of T+25bps, plus accrued and unpaid interest, if any, to the redemption date. At any time on or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to such redemption date.

The Issuer may redeem the Notes, in whole but not in part, at 100% of its principal amount plus accrued and unpaid interest and additional amounts, if any, at any time upon the occurrence of specified events relating to Brazilian, Dutch or other relevant jurisdictions’ tax laws.

In connection with any tender offer for the Notes, in the event that the holders of not less than 85% of the aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw Notes in such tender offer or a third party purchases all the Notes held by such holders, then the Issuer will have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all of the Notes that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer, plus, to the extent not included in the purchase price, accrued and unpaid interest and additional amounts, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Yield to Maturity: 5.667%.

Day Count: 30/360.

U.S. Treasury Benchmark: 4.250% due August 15, 2035.

U.S. Treasury Benchmark Price and Yield: 100-08+ and 4.217%.

Spread to U.S. Treasury Benchmark: 145 bps

Settlement Date*: September 10, 2025.

Minimum Denomination: U.S.$1,000 x U.S.$1,000

Gross Proceeds (before fees and expenses): U.S.$987,140,000

Global Coordinators and Joint Bookrunners: BNP Paribas Securities Corp., BofA Securities, Inc., Itau BBA USA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, and Rabo Securities USA, Inc.

Joint Bookrunners: Banco Safra S.A., acting through its Cayman Islands Branch, Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., MUFG Securities Americas Inc., Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and UBS Securities LLC.

Ratings**: S&P: BBB- / Fitch: BBB- / Moody’s: Baa3

CUSIP: 86960YAA0

ISIN: US86960YAA01

Listing: The Issuer expects to list the Notes on the New York Stock Exchange.

* We expect that delivery of the Notes will be made to investors on or about September 10, 2025, which will be the fifth business day following the date of pricing of the Notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any day prior to the first business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the first business day before delivery of the Notes should consult their own advisors.

** A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The offer and sale of the securities to which this final term sheet relates have been registered by Suzano Netherlands B.V. and Suzano S.A. by means of a registration statement on Form F-3 (Registration Nos. 333-286881, 333-286881-01 and 333-286881-02).

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the Issuer, the Guarantor or any underwriter participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling BNP Paribas at 1-212-841-2871, BofA Securities, Inc. at 1-800-294-1322, Itau BBA USA Securities, Inc. at 212-710-6702, J.P. Morgan Securities LLC at 1-212-834-4533, Mizuho Securities USA LLC at 866-271-7403 or Rabo Securities at 1-866-746-3850.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or the U.K. may be unlawful under the PRIIPs Regulation. References to Regulations or Directives include, in relation to the U.K., those Regulations or Directives as they form part of U.K. domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in U.K. domestic law, as appropriate.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

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